Exhibit 10.9

SeaWorld Entertainment, Inc.

6240 Sea Harbor Drive

Orlando, Florida 32821

February [  ], 2020

[LTIP PARTICIPANT]

Re: Notice of Modification to 2019 LTIP Award

Dear [LTIP PARTICIPANT],

On February 25, 2020, SeaWorld Entertainment, Inc., a Delaware corporation (the “Company”) approved a modification (the “Modification”) to the Long-Term Incentive Performance-Based Restricted Stock Units originally granted by the Company on [DATE] under its 2017 Omnibus Incentive Plan, including your grant pursuant to the Performance Stock Unit Grant Notice and Restricted Stock Unit Agreement (your “2019 LTIP Award”). The Modification was approved in order to better align the performance period and performance metrics in your 2019 LTIP Award with the performance period and performance metrics set forth in the performance-based restricted stock units award granted to the Company’s Chief Executive Officer in November 2019, upon his commencement of employment with the Company.  Capitalized terms not otherwise defined herein shall have the meaning set forth in your 2019 LTIP Award.

The Modification extended the Performance Period and Extended Performance Period.  Following the Modification the following dates apply:

(i) The term “Performance Period” is revised in its entirety to mean the period commencing on January 1, 2019 and ending on December 31, 2022.

(ii)The term “Extended Performance Period” is revised in its entirety to mean the period commencing on January 1, 2023 and ending on December 31, 2023.

As a result of these changes the Vesting Date shall also include reference to the 2023 fiscal year and the forfeiture provision in Section 1(c) of Exhibit A to your 2019 LTIP Award shall be updated accordingly to reflect “fiscal year 2022 and/or 2023, as applicable”.

In connection with the Modification, the Board determined a new “Adjusted EBITDA Target”, referred to herein as the “Revised Adjusted EBITDA Target”, and a new “Adjusted EBITDA Threshold”, referred to herein as the “Revised Adjusted EBITDA Threshold”.  In addition to the current vesting terms set forth in your 2019 LTIP Award, your 2019 LTIP Award shall also vest in accordance with its terms if the Revised Adjusted EBITDA Target and/or Revised Adjusted EBITDA Threshold, as applicable, are achieved during the Performance Period or Extended Performance Period, as applicable.  For the avoidance of doubt, all terms and conditions that apply to (i) the Adjusted EBITDA Target shall also apply to the Revised Adjusted EBITDA Target and (ii) the Adjusted EBITDA Threshold shall also apply to the Revised Adjusted EBITDA Target.

Except as set forth herein, the terms and conditions of your 2019 LTIP Award remain unchanged.  The Company believes aligning your award with the CEO Performance Award puts everyone on the same path to success.

If you have any questions please reach out to [•] at [•].

Sincerely,

SeaWorld Entertainment, Inc.

By: ___________________________

Name:

Title:

ACCEPTED AND ACKNOWLEDGED

[LTIP PARTICIPANT]